UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2013
Date of Report (Date of earliest event reported)

CITADEL EFT, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-164882	80-0473573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Irvine Blvd. Tustin, California	92780
(Address of principal executive offices)	(Zip Code)

 (714) 730=8143

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on February 25, 2013, the Board of Directors of Citadel EFT Inc., a Nevada corporation (the "Company"), accepted the resignation from Maria Teresa DeRoos as a member of the Board of Directors of the Company. The Board of Directors subsequently appointed Jeff Symons as a member of the Board of Directors effective February 26, 2013. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Gary DeRoos and Jeff Symons.

Biography

Jeff Symons. During the last twenty years, Mr. Symons has been engaged as a sales marketing and management executive with both public and private companies involving multiple industries. From 2011 to current date, Mr. Symons has been a new home sales consultant with K. Hovnanian Homes in Irvine, California. Mr. Symons managed and sold all facets of the on-site sales at The Tides in Carlsbad, California, which is a community consisting of 27 single family homes ranging from 2,408 to 3,009 square feet and priced from the $600,000’s to the $800,000’s. The total sales volume at the community was $18,000,000-19,000,000. Mr. Symons consistently performed above corporate expectations and was number 1 in 2012 “Olympic” Sales Contest in Southern California Region, the 2012 leader in dollar volume sales of K. Hovnanian agents in Southern California and the leader in sales meeting sharing articles and information pertinent to real estate market.

From approximately 2008 through 2011, Mr. Symons was the North America sales manager with Remin Health LC, which is a life sciences company for human and animal innovations in molecular nutrition. Mr. Symons aggressively managed sales for the North America sales division of Kemin Health LC to expand and revitalize growth. He was responsible for sales growth within contract manufacturers/distributors, end users and the vitamin dietary supplement industry. During his tenure with Kenin Health LC, Mr. Symons was #1 in global slendesta sales gross margin growth between 2009 and 2010 with 104% growth, increased sales during  2011 by as much as 60% over 2010 numbers for floraGLO lutein, launched new products with floraGLO lutein, including multi vitamins and eye health products, managed multiple geographies including California, Utah, Nevada, and Arizona, established new products with clients to be launched in mass market retail, implemented the largest order for Kemin Health slendesta 10% in 2010, had the largest account with sales growth of 30% during 2010 and secured major multi-level marketing company business in 2010.

From  approximately 2006 through 2008, Mr. Symons was a new home sales consultant with Fieldstone Communities in Irvine, California. Mr. Symons served as the lead sales agent and managed the community, including all on site responsibilities of the project involving sales, customer follow up, liasoning with finance and escrow companies to ensure smooth process for customers.  During this time, Mr. Symons was in the Presidents Club (awarded in 2008) for total independent sales and highest achievement honor and recognized in 2007 as one of the top three sales persons in California. He consistently achieved performance levels at the top of the Fieldstone Communities organization.

From approximately 1999 through 2006, Mr. Symons was a new home sales consultant with Lennar Corporation, which is a Fortune 200 company and one of the nations leading homebuildres. My Symons served as a consultant to new home communities and displayed excellent customer skills as evidenced by high customer satisfaction scores. During his tenure with Lennar Corporation, Mr. Symons was the  2006 Sales Person of the Quarter by the Sales and Marketing Council of the Building Industry Association, the Sales Person of the Month by Lennar Corporation (#1 out of 30), nominated as finalist for Sales Person of the Quarter multiple times between 2002 and 2006 and achieved #1 community rating by Lennar Corporation as measured by Eliant Customer Satisfaction Surveys.

Mr. Symons earned a BS in Business Administration from Iowa State University in 1987 and a MS in Education from Northern Illinois University in 1994. Mr. Symons earned the Executive Leadership Certification from Cornell University in 2010. He is also the recipient of numerous awards: (i) 2012 #1 in K. Hovnanian “Olympic” Sales Contest; (ii) 2007 Fieldstone Communities Presidents Club – 2007; (iii) SMC Recipient of the Sales Professional of the Quarter Award, 2006 – Q2; (iv) BIA Sales Professional of the Quarter, San Diego County, Finalist – 2002, 2003, 2004, 2006; (v) achieved #1 Community rating in Lennar San Diego Division (Eliant) – 2002, 2003, 2004, 2005; (vi) JD Powers #1 Division in San Diego County – 2004; (vii) Z Award recipient for best overall Lennar Community SD County – 2003; (viii) Leonard Miller Chairman’s Award (Lennar-Team Orange County) – 2001; and (ix) Lennar Sales Associate of the Month Award (#1 out of 30 sales people) – 2000. Mr. Symons has also earned notarble personal achievements: (i)  Iowa State University Letter Winners Club Board of Directors – 2011-Present; (ii) Iowa State University All American Wall – 2010; (iii) World Champion Masters Three Meter Springboard Diving – 1992; (iv) Ames High School Hall of Fame Inductee – 2001; (v) Iowa High School Swimming and Diving Hall of Fame – 1992; and (vi) NCAA All-American Diving – 1984, 1985, 1987

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01

Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL EFT, INC.
DATE: February 26, 2013	/s/ Gary DeRoos Name: Gary DeRoos Title: President/Chief Executive Officer